Exhibit 99.1

Vestand Receives Nasdaq Staff Determination Notification Regarding
Late 10-Q and 10-K Filings and Continued Listing Requirements

BREA, California – May 26, 2026 – Vestand Incorporated (NASDAQ: VSTD) (“Vestand” or the “Company”) received a Staff Delisting Determination letter (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on May 19, 2026, notifying the Company that Nasdaq has initiated a process which could result in the delisting of the Company’s securities.

The Staff Determination was issued as a result of the Company not being in compliance with Listing Rule 5250(c)(1) (the “Rule”) because it has not filed its Form 10-Q for the period ended September 30, 2025, its Form 10-K for the year ended December 31, 2025, and its Form 10-Q for the period ended March 31, 2026 (collectively, the “Delinquent Reports”).

The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities.

On May 22, 2026, the Company submitted a request for a hearing before the Nasdaq Hearings Panel (the “Hearings Panel”) to appeal the Staff Determination (the “Hearing Request”). Hearings are typically scheduled to occur approximately 30 to 45 days after the date of a hearing request. The Hearing Request will automatically stay the suspension of the Company’s securities for a period of 15 days from the date of the request. However, in connection with the Hearing Request, the Company also requested that the Staff Determination be further stayed pending the hearing process.

The Company is working diligently to prepare and file the Delinquent Reports as soon as possible to regain compliance with the Rule. However, there can be no assurance that such reports will be filed before any hearing occurs, that the Hearings Panel will grant the Company’s request for a stay pending the hearing process, or that the Company’s request for an extension of time to file the Delinquent Reports at the hearing will be granted.

About Vestand Inc.

Vestand (NASDAQ: VSTD) is a U.S. Nasdaq-listed company positioning itself as a global investment platform integrating traditional real-world assets (RWA) with next-generation crypto treasury strategies. Through its U.S. and Korean subsidiaries, the Company intends to connect the global capital markets and pursue a growth model that combines real estate, security technology, and blockchain innovation. For more information, please visit https://vestand.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, forward-looking statements include statements regarding the timing of the filing of the Delinquent Reports and the outcome of the Company’s request for stay and appeal. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: the possibility of unanticipated delays that will prevent the filing of the Company’s Delinquent Reports; the risk that the work necessary to prepare and complete the Delinquent Reports is greater than anticipated or may involve the resolution of additional issues identified during the review process; the outcome of the Company’s appeal of the Staff Determination; the risk that the Company may not respond adequately to further inquiries from Nasdaq relating to or the appeal or during the hearing; and the risk that Nasdaq will not accept any plan to regain compliance and will delist the Company's Class A common stock. Other risk factors that may impact these forward-looking statements are discussed in more detail in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent reports filed with the SEC from time to time, which can be found on the SEC’s website at www.sec.gov. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Larry W Holub
Director
MZ North America
VSTD@mzgroup.us
312-261-6412